Exhibit 3.1

Companies Act 2014

____________________

A PUBLIC COMPANY LIMITED BY SHARES
____________________

CONSTITUTION

of

ACCENTURE PUBLIC LIMITED COMPANY

(as amended by Special Resolution dated 3 February 2016)

____________________

Incorporated the 10th day of June 2009
____________________

DUBLIN

Cert. No.: 471706

Companies Act 2014

____________________

A PUBLIC COMPANY LIMITED BY SHARES
____________________

CONSTITUTION

of

ACCENTURE PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is Accenture public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

3.1
To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, whether in Ireland or elsewhere, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company’s investments for the time being.

3.2
To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

3.3
To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies now or hereafter incorporated or acquired which may be or may become a group company (which expression, in this and the next following paragraph, means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in the Companies Acts) or to any company or companies now or hereafter incorporated or acquired (which are not group companies) with which the Company may be or may become associated.

3.4
To provide financing and financial investment, management and advisory services to any group company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any group company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such group company by such bank.

3.5	To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

3.6
To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

3.7	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

3.8
To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights.

3.9
To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

3.10
To take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to benefit the Company.

3.11
To lend money to any employee or to any person having dealings with the Company or with whom the Company proposes to have dealings or to any other body corporate any of whose shares are held by the Company.

3.12
To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

3.13	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.14	To incorporate or cause to be incorporated any one or more subsidiaries (within the meaning of the Companies Acts) of the Company for the purpose of carrying on any business.

3.15
To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/ or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or     otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.16
To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.17
To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to, the Company or any of its subsidiary or associated companies.

3.18	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

3.19	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

3.20	To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.

3.21	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

3.22	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.23
To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management and carrying out of control thereof.

3.24
To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

3.25
To borrow or raise or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

3.26
To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

3.27
To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

3.28	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

3.29	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

3.30	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

3.31
To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.32
To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.33	To allot and issue fully-paid shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company.

3.34
To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, but not so as to decrease the capital of the Company unless the distribution is made for the purpose of enabling the Company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful.

3.35
To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting strike, movement or organisation, which may be thought detrimental to the interests or opposing any of the Company or its employees and to subscribe to any association or fund for any such purposes.

3.36	To establish agencies and branches.

3.37
To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge.

3.38	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.

3.39	To invest and deal with the moneys of the Company not immediately required for the objects of the Company in such manner as may be determined.

3.40	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

3.41	To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.

4.	The liability of the members is limited.

5.
The share capital of the Company is €40,000 and US$517,500 divided into 40,000 Ordinary Shares of €1 each, 20,000,000,000 Class A Ordinary Shares of US$0.0000225 each, 1,000,000,000 Class X Ordinary Shares of US$0.0000225 each and 2,000,000,000 Undesignated Shares of US$0.0000225 each.

6.
Unless the board of directors of the Company has, by a resolution passed by a majority of the directors then in office and eligible to vote on that resolution, approved a revocation or amendment of this paragraph of the memorandum of association or articles 81, 83, 84, 85 and 87 of the articles of association of the Company, the revocation or amendment will not be effective unless approved by a resolution in favour of which members holding not less than 80 per cent of the issued shares of the Company carrying the right to vote at general meetings at the relevant time have voted.

7.
The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

Companies Act 2014

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Accenture Public Limited Company

(as amended by Special Resolution dated 3 February 2016)

PRELIMINARY

The following Regulations shall apply to the Company:

1.
The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Companies Act (with the exception of sections 83 and 84 of the Companies Act) shall apply to the Company.

2.	In these articles, unless the context otherwise requires:
“address” includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication;
“affiliate” means, as applied to any person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person;
“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary;
“Board” means the board of directors for the time being of the Company;
“Class A Ordinary Shares” means class A ordinary shares of nominal value US$0.0000225 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;
“Class X Ordinary Shares” means redeemable class X ordinary shares of nominal value US$0.0000225 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;
“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;
“Companies Act” means the Companies Act 2014;
“Companies Acts” means the Companies Act, all statutory instruments which are to be read as one with or construed or read together as one with the Companies Act;

“Company” means the company whose name appears in the heading to these articles;
“Director” means a director for the time being of the Company;
“EUR”, “E” and “euro” means the currency of Ireland;
“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;
“Ordinary Resolution” means an ordinary resolution of the Shareholders within the meaning of the Companies Acts;
“paid up” means paid up or credited as paid up;
“person” includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies trusts, government or state bodies, agencies of a state or other organisations, whether or not legal entities;
“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register;
“Redemption Date” means the date specified in a notice served by the Company on a Class X Ordinary Shareholder under article 5(c)(iv);
“Redeemable Shares” means redeemable shares in accordance with the Companies Acts;
“Register” means the register of shareholders of the Company;
“Registered Office” means the registered office for the time being of the Company;
“Seal” means the common seal of the Company and includes any duplicate seal;
“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes a deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the secretary;
“Share” means any share in the capital of the Company;
“Shareholder” means in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;
“Special Resolution” means a special resolution of the Shareholders within the meaning of the Companies Acts;
“subsidiary” and “holding company” have the same meanings as in the Companies Acts, except that a company shall include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;
“Undesignated Shares” means the 2,000,000,000 shares of nominal value US$0.0000225 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having such rights and being subject to such limitations as may be attached to them pursuant to article 6(c); and
“US dollars” or “US$” means United States dollars.

3.	For the purposes of these articles, unless the context otherwise requires:

(a)	a company shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these articles, is present;

(b)	words importing only the singular number include the plural number and vice versa;

(c)	words importing only one gender include the other gender;

(d)	references to a company include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

(e)	references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

(f)
a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(g)
references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(h)
references to a dividend include any dividend or distribution, in cash or by the distribution of assets, paid or distributed to Shareholders out of the profits of the Company available for distribution;

(i)	any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these articles, have the same meaning in these articles;

(j)
any reference to any statute or statutory provision (whether of Ireland or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force; and

(k)
references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred).

REGISTERED OFFICE

4.	The Registered Office shall be at such place in Ireland as the Board from time to time decides.
SHARE CAPITAL

5.
(a)    The authorised share capital of the Company at the date of adoption of these articles is €40,000 and US$517,500 divided into 40,000 Ordinary Shares of €l each, 20,000,000,000 Class A Ordinary Shares of US$0.0000225 each, 1,000,000,000 Class

X Ordinary Shares of US$0.0000225 each and 2,000,000,000 Undesignated Shares of US$0.0000225 each.

(b)	Class A Ordinary Shares
The Class A Ordinary Shares shall entitle the holders thereof to the following rights:

(i)	as regards dividend:
after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Directors resolve to distribute in paying such profits or reserves to the holders of the Class A Ordinary Shares in respect of their holdings of such shares pari passu and pro rata to the number of Class A Ordinary Shares held by each of them;

(ii)	as regards capital:
on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Class A Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preferred shares in the Company then in issue, having preferred rights on a return of capital) in respect of their holdings of Class A Ordinary Shares pari passu and pro rata to the number of Class A Ordinary Shares held by each of them;

(iii)	as regards voting in general meetings:
subject to the right of the Company to set record dates for the purpose of determining the identity of Shareholders entitled to notice of and/or vote at a general meeting, the holders of the Class A Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Class A Ordinary Shares present in person or by proxy shall have one vote for each Class A Ordinary Share held by him (and, except as otherwise provided by the Companies Acts or these articles, the holders of Class A Ordinary Shares and Class X Ordinary Shares shall vote as a single class);

(iv)	as regards redemption:
a Class A Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Class A Ordinary Shares, or an interest in Class A Ordinary Shares, from the relevant third party. In these circumstances, the acquisition of such shares by the Company shall constitute the Redemption of a Redeemable Share in accordance with the Companies Acts;

(v)	as regards certificates:
unless the Board resolves otherwise (either generally or in any particular case or cases) holders of Class A Ordinary Shares will not be entitled to receive a share certificate in respect of any Class A Ordinary Shares.

(c)	Class X Ordinary Shares
The Class X Ordinary Shares shall entitle the holders thereof to the following rights and will be subject to the following restrictions:

(i)	as regards dividend:
the holders of Class X Ordinary Shares will have no right to receive any dividend or distribution in respect of their holdings of Class X Ordinary Shares;

(ii)	as regards capital:
on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Class X Ordinary Shares will not be entitled to any payment out of the surplus assets of the Company in respect of their holdings of Class X Ordinary Shares;

(iii)	as regards voting in general meetings:
subject to the right of the Company to set record dates for the purpose of determining the identity of Shareholders entitled to notice of and/or vote at a general meeting, the holders of the Class X Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Class X Ordinary Shares present in person or by proxy shall have one vote for each Class X Ordinary Share held by him (and, except as otherwise provided by the Companies Acts or these articles, the holders of Class A Ordinary Shares and Class X Ordinary Shares shall vote as a single class);

(iv)	as regards redemption:

(A)	subject as provided in this article 5(c)(iv), any Class X Ordinary Shares may, at the option of the Company, at any time (subject to the requirements of the Companies Acts) be redeemed by the Company;

(B)
if the Company exercises its right under this article 5(c)(iv) it will, within 30 days of the Redemption Date, notify the Class X Ordinary Shareholder in writing of the date of completion of the redemption, the number of Class X Ordinary Shares held by him which have been redeemed and of his right to claim a redemption payment under paragraph (C) of this article 5(c)(iv);

(C)
(subject to delivery of any share certificate as referred to in paragraph (D) below) the Company will, within 30 days of receipt by it from the Shareholder of a written request for payment, (subject to paragraph (E) below) pay to such holder or, in the case of joint holders, to the holder whose name stands first in the Register in respect of such shares, in respect of each Class X Ordinary Share which has been redeemed the nominal value of that share;

(D)
the holder of any Class X Ordinary Shares which have been redeemed shall, within 30 days of receipt by him of the notice referred to in paragraph (B), deliver to the Company at its Registered Office (or such other place as the Company directs) any certificates for the Class X Ordinary Shares held by him which have been redeemed. If relevant, the Company will issue to the Shareholder a new share certificate for any unredeemed Class X Ordinary Shares held by that Shareholder;

(E)
if a redemption of Class X Ordinary Shares under this article 5(c)(iv) would otherwise result in the Shareholder being entitled to receive a redemption payment of a fractional part of one cent of a US dollar, then the amount of the payment will be rounded up to the nearest whole cent;

(F)
the receipt of the registered holder or, in the case of joint holders, the holder whose name stands first in the Register for the time being of Class X Ordinary Shares being redeemed for the monies payable on redemption of such shares shall constitute an absolute discharge to the Company in respect thereof; and

(G)
any redemption payment which is uncollected for a period of 1 year from the date of issue by the Company of the notice relating to it under paragraph (B) above shall be forfeited and will revert to the Company;

(v)	as regards transfer:
Class X Ordinary Shares are not transferable by their holders, unless the Class X Ordinary Shareholder has received the prior written consent of the Company to the proposed transfer to the proposed transferee; and

(vi)	as regards certificates:
unless the Board resolves otherwise (either generally or in any particular case or cases) holders of Class X Ordinary Shares will not be entitled to receive a share certificate in respect of any Class X Ordinary Shares held by him.
SHARE RIGHTS

6.
(a)    Subject to the Companies Acts and to the rights conferred on the holders of any other class of shares, any share in the Company may be issued with or have attached to it such preferential, deferred, qualified or special rights, privileges or conditions as the Company may by Ordinary Resolution decide or, insofar as the Ordinary Resolution does not make specific provision, as the Board may from time to time determine.

(b)
Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares (including any preference shares created pursuant to article 6(c) which (i) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/ or (ii) are liable to be redeemed at the option of the Company and/or the holder). The terms and manner of redemption of any Redeemable Shares created pursuant to article 6(c) shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either (1) as the Company may by Ordinary Resolution determine or (2) insofar as the Board is so authorised by any Ordinary Resolution, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Ordinary Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these articles.

(c)	The rights attaching to the Undesignated Shares shall be as follows:

(i)
each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Class A Ordinary Shares or voting or otherwise, as the Board may determine on or before its allotment;

(ii)
the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

(iii)
the particular rights and restrictions attached to any Undesignated Share shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these articles; and

(iv)
the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

(d)
The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to article 6(b) or article 6(c)) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

(e)	Subject to the provisions of the Companies Acts and the other provisions of this article the Company may:

(i)
pursuant to the Companies Acts, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as may be determined by the Company in general meeting on the recommendation of the Directors; or

(ii)	pursuant to the Companies Acts, convert any of its shares into Redeemable Shares.

(f)
Subject to any requirement to obtain the approval of Shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(g)
The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two.

VARIATION OF RIGHTS

7.
(a)    Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of not less than 75 per cent of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of shares of that class.

(b)
All the provisions of these articles relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that the necessary quorum shall be two or more Shareholders present in person or by proxy together holding or representing a majority of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

8.
The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

SHARES

9.
Subject to the Companies Acts and the other provisions of these articles, the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine but so that no share shall be issued at a discount to nominal value save in accordance with the Companies Acts, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

10.	The Board may, in connection with the issue of any shares, exercise all powers of paying commissions and brokerages conferred or permitted by law.

11.
Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class of shares pursuant to the Companies Acts, purchase any of its own shares whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class, (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any Shares so purchased or hold them as treasury shares (as defined in the Companies Acts) and may reissue any such shares as shares of any class or classes.

12.
Except only as otherwise provided in these articles, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share except an absolute right to the entirety of the share in the registered holder of it.

INCREASE OF CAPITAL

13.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such nominal value as such Ordinary Resolution shall prescribe.

14.
The Company may, by the Ordinary Resolution increasing the authorised share capital, direct that the new shares or any of them shall be offered in the first instance either at nominal value or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

15.	The new shares shall be subject to all the provisions of these articles with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.
ALTERATION OF CAPITAL

16.	(a) The Company may (subject to article 16(b)) from time to time by Ordinary Resolution:

(i)	divide its shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(ii)	consolidate and divide all or any of its share capital into shares of larger nominal value than any of its existing shares;

(iii)
sub-divide its shares or any of them into shares of smaller nominal value than is fixed by its memorandum of association, subject to the Companies Acts so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(iv)	make provision for the issue and allotment of shares which do not carry any voting rights;

(v)
cancel shares which, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled; and

(vi)	subject to applicable law, change the currency denomination of its share capital.

(b)
In the case of any split, subdivision, combination or reclassification of Class A Ordinary Shares or Class X Ordinary Shares, the shares of the other such class of ordinary shares shall also be split, subdivided, combined or reclassified, in each case so that the numbers of Class A Ordinary Shares and Class X Ordinary Shares in issue immediately following such split, subdivision, combination or reclassification shall bear the same relationship to one another as do the numbers of Class A Ordinary Shares and Class X Ordinary

Shares in issue immediately prior to such split, subdivision, combination or reclassification.

(c)
Where any difficulty arises in regard to any division, consolidation or sub-division under this article 16, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

(d)
Subject to the Companies Acts and to any confirmation or consent required by law or these articles, the Company may from time to time by Ordinary Resolution convert any preference shares in the Company (unless otherwise expressly provided by the rights attaching to or by the terms of issue of the preference shares in question) into redeemable preference shares.

REDUCTION OF CAPITAL

17.
Subject to the Companies Acts and to any confirmation or consent required by law or these articles, the Company may from time to time by Special Resolution authorise the reduction in any manner of its issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum), any capital reserve fund, share premium account or undenominated capital.

18.
In relation to any such reduction, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

CERTIFICATES

19.
(a)    Shares shall be issued in registered form. Unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares or letters and to the extent required by any stock exchange, depository, or any operator of any clearance or settlement system or by law, no Shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for the shares of each class held by him (nor, on transferring a part of his holding, to a certificate for the balance).

(b)
Share certificates, if issued, shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

20.
If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

21.	(a) All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of any shares otherwise provide, be issued under the Seal or a facsimile of it. Each certificate shall be signed by such person or persons as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person.

(b)
The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any person who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office, such certificate, agreement or other document may nevertheless be issued as though that person had not ceased to hold such office.

22.
Nothing in these articles shall preclude (i) title to a share being evidenced or transferred otherwise than in writing to the extent permitted by applicable law and otherwise as may be determined by the Board from time to time or (ii) the Board from recognising the renunciation of the allotment of any share by the allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

LIEN

23.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently due or not, called or payable in respect of such share. The Company’s lien on a share shall extend to all dividends payable on it. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

24.
(a)    The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the Shareholder for the time being of the share or the person entitled by transmission to it.

(b)
The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale. Where a share, which is to be sold as provided for in this article 24, is held in uncertificated form, the Directors may authorise some person to do all that is necessary under the Companies Act, 1990 (Uncertificated Securities) Regulations 1996, or under any regulations made under section 1086 of the Companies Act, to change such share into certificated form prior to its sale.

(c)
Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any Shareholders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Shareholder and whether in consequence of:

(i)	the death of such Shareholder;

(ii)	the non-payment of any income tax or other tax by such Shareholder;

(iii)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(iv)	any other act or thing;
in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i)	the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(ii)
the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such Shareholder for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(iii)
the Company may recover as a debt due from such Shareholder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(iv)
the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Shareholder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing in this article 24(c) will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Shareholder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.
CALLS ON SHARES

25.
(a)    The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of the shares made payable at a date fixed by or in accordance with their terms of issue and each Shareholder shall (subject to the Company serving on him at least 14 clear days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

(b)	A call may be made payable by instalments and shall be deemed to be made at the time when the resolution of the Board authorising the call is passed.

(c)	A person on whom a call is made shall (in addition to the transferee) remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

26.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

27.
If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate as the Board may determine, but the Board may waive payment of such interest, wholly or in part.

28.
Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal value of the share or by way of premium, shall for all purposes of these articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable, and, in case of non-payment, all the relevant provisions of these articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

29.	The Board may, on the issue of any shares, differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

30.
The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the Shareholder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the Shareholder paying the sum in advance.

FORFEITURE OF SHARES

31.
If a Shareholder fails to pay any call or instalment of a call on the day appointed for its payment, the Board may at any time while any part of such call or instalment remains unpaid serve on him a notice requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall state a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.

32.	The Board may accept the surrender of any share liable to be forfeited, and, in any such case, references in these articles to forfeiture include surrender.

33.
If the requirements of any notice given under article 31 are not complied with, any share in respect of which the notice was given may, at any time before payment of all calls or instalments and interest due in respect of it is made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

34.
When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled by transmission to it, but no forfeiture shall be invalidated by any omission to give such notice.

35.
A forfeited share shall become the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder of, or entitled to, the share or to any other person, on such terms and in such manner as the Board thinks fit. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

36.
A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, together with interest at such rate as the Board may determine from the date of forfeiture until payment and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

37.
An affidavit to the effect that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition, and the Board may authorise some person to transfer the share to the person to whom it is sold, re-allotted or disposed of. That person shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

38.	(a) The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Ireland as may be authorised by the Board from time to time.

(b)
The Register may be closed at such times and for such periods as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

(c)
No Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of these articles.

REGISTER OF DIRECTORS AND SECRETARY

39.
The Secretary shall maintain a register of the Directors and Secretary of the Company as required by the Companies Acts. The register of Directors and Secretary shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

TRANSFER OF SHARES

40.
Subject to the Companies Acts and to such of the restrictions contained in these articles (including, without limitation, article 5(c)(v)) as may be applicable, any Shareholder may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

41.
(a)    The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

(b)
The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the Shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Companies Acts. The transferor shall be deemed to remain the Shareholder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(c)
The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(d)
Notwithstanding the provisions of these articles and subject to the Companies Act 1990 (Uncertificated Securities) Regulations 1996, or any regulations made under section 1086 of the Companies Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 239 of the Companies Act 1990 or section 1086 of the Companies Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

(e)
The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

(i)
the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of more than one class of share;

(iii)	the instrument of transfer is in favour of more than four persons jointly;

(iv)
it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

(v)	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

(f)	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under article 41(e) and articles 40 and 42.

42.	(a) If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

(b)
No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

RESTRICTIONS ON TRANSFER OF COVERED SHARES

43.
Each Shareholder who is an employee of the Company or any of its subsidiary or associated companies will comply with any restrictions on transfer relating to Ordinary Shares imposed by the Company and notified to such person from time to time pursuant to the Company’s insider trading policies from time to time.

For purposes of this article 43, “Ordinary Shares” shall mean Class A Ordinary Shares and/or Class X Ordinary Shares.
TRANSMISSION OF SHARES

44.
In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint Shareholder, or the estate representative, where he was sole Shareholder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased Shareholder from any liability in respect of any share held by him either solely or jointly with other persons. In this article, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws applicable to the estate of the deceased Shareholder or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this article.

45.
(a)    In the case of a person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law, the Board may require the production to the Company of such evidence of his entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board. Upon production of such evidence the name and address of the person so entitled shall be noted in the Register.

(b)
Subject to article 46(b), any person entitled by transmission to a share shall be entitled to receive (and may give a discharge for) any dividends or other moneys payable in respect of the share, to attend and vote in respect of the share at general meetings of the Company and of the relevant class of Shareholders and generally to exercise in respect of the share all of the rights or privileges of a Shareholder as if he were registered as the holder of the share.

46.
(a)    Any person entitled by transmission to a share may elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share. If he elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the provisions of these articles relating to the right to transfer and the registration of transfer of shares shall apply to any such notice or instrument of transfer as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

(b)
The Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

47.	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 44, 45 and 46.
GENERAL MEETINGS

48.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts.

49.
The Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by, and made in accordance with, the Companies Acts, convene a general meeting in the manner required by the Companies Acts. All general meetings other than annual general meetings shall be called extraordinary general meetings.

50.
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to the Companies Acts, any general meeting may be held outside of Ireland.

51.	Each general meeting shall be held at such time and place as specified in the notice of meeting.
NOTICE OF GENERAL MEETINGS

52.
Subject to the provisions of the Companies Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least thirty clear days’ notice and all other extraordinary general meetings shall be called by at least fourteen clear days’ notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of article 57) and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these articles to all Shareholders (other than those who, under the provisions of these articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the statutory auditors.

53.
The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

54.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also that is transacted at an annual general meeting with the exception of:

(a)	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the statutory auditors on those statements and that report;

(b)	the review by the members of the Company’s affairs;

(c)	the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the Directors;

(d)	the appointment and re-appointment of statutory auditors;

(e)	the authorisation of the Directors to approve the remuneration of the statutory auditors; and

(f)	the election and re-election of Directors.

55.
(a)    The chairman of the Board or, in his absence, the president of the Board shall preside as chairman at every general meeting of the Company or of any class of Shareholders. If there is no such chairman or president, or if at any meeting neither the chairman nor the president is present within 5 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall appoint one of those Directors who is willing to act as chairman or, if only one Director is present, he shall preside as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other executive of the Company who is present and willing to act as chairman. In default of any such appointment, the persons present and entitled to vote shall elect any executive of the Company who is present and willing to act as chairman or, if no executive of the Company is present or if none of the executives of the Company present is willing to act as chairman, one of their number to be chairman.

(b)
Except in the case of the removal of statutory auditors or Directors and subject to the Companies Acts, anything which may be done by resolution in general meeting of all or any class or Shareholders may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or any class thereof or their proxies (or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder) being all of the Shareholders of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Companies Acts. Such resolution in writing may be signed in as many counterparts as may be necessary.

(c)
For the purposes of any written resolution under article 55(b), the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

(d)
A resolution in writing made in accordance with article 55(b) is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these articles.

56.
(a)    No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business. Except as otherwise provided by the Companies Acts or these articles, three Shareholders present in person or by proxy and having the right to attend and vote at the meeting and holding shares representing more than 50 per cent of the votes that may be cast by all Shareholders at the relevant time shall be a quorum (provided that, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum).

(b)
If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for a meeting a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. If within 15 minutes after the time appointed for a meeting, no shareholders are present, the meeting shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than 5 days notice of any meeting adjourned through want of a quorum and such notice shall state the quorum requirement from the adjourned meeting under article 56(a). If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for any adjourned meeting a quorum is not present, the meeting may be further adjourned to such other day and such other time and place as the chairman of the meeting may determine, but otherwise the meeting shall be dissolved. A meeting may not be adjourned under this article 56(b) to a day which is more than 90 days after the day originally appointed for the meeting.

(c)
If it appears to the chairman of a general meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to communicate simultaneously and instantaneously with the persons present at the place of the meeting, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

57.
(a)    Subject to the Companies Acts, a meeting of the Shareholders or of any class of Shareholders may be held by such electronic means as the Board may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(b)
The Board may resolve to enable persons entitled to attend a general meeting of the Company or of any class of Shareholders to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

(i)
communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

(ii)	have access to all documents which are required by the Companies Acts and these articles to be made available at the meeting.
The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

58.	Each Director shall be entitled to attend and speak at any general meeting of the Company or of any class of Shareholders.

59.
The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company or of any class of Shareholders including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

60.	(a) Subject to the Companies Acts and these articles, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(i)	it is proposed by or at the direction of the Board; or

(ii)	it is proposed at the direction of the court; or

(iii)	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with the Companies Acts; or

(iv)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)
No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)
If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

61.
The chairman of the meeting may, with the consent of any meeting at which a quorum is present, adjourn the meeting from time to time (or sine die) and from place to place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.

62.
When a meeting is adjourned for three months or more or sine die, not less than 10 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these articles, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.

VOTING

63.
Except where a greater majority is required by the Companies Acts or these articles or, where a plurality is required as set forth in article 87(a), any question proposed for consideration at any general meeting of the Company or of any class of Shareholders shall be decided by an Ordinary Resolution and all resolutions put to the Shareholders will be decided on a poll.

64.	Subject to any rights or restrictions for the time being attached to any class of shares, on any vote each Shareholder, present in person or by proxy, shall have one vote for each share held by him.

65.
The Board may, before any meeting of Shareholders, determine the manner in which the poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

66.	Votes may be cast on the poll either personally or by proxy. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

67.	The result of the poll shall be deemed to be the resolution of the meeting.

68.	In the case of an equality of votes at a general meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

69.
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined, by the order in which the names stand in the Register in respect of the joint holding.

70.
Subject to article 71, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Ireland (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

71.
Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under article 70 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

72.
No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting of the Company or of any class of Shareholders in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share have been paid.

73.
No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is tendered. Any objection so raised shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that it may have affected the decision of the meeting. The decision of the chairman on any such matter shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid.

PROXIES AND CORPORATE REPRESENTATIVES

74.
(a)    A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

(b)
A Shareholder which is a corporation may appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same power on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder.

(c)
A Shareholder which is a corporation may appoint more than one such corporate representatives (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

(d)	The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting.

75.
A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for every general meeting and adjourned meeting until such time as it is revoked by notice to the Company, but:

(a)
the appointment of a standing proxy or representative may be made on an irrevocable basis in which case the Company may recognise the vote of the proxy or representative given in accordance with the terms of the appointment, to the exclusion of the vote of the Shareholder, until such time as the appointment ceases to be effective in accordance with its terms;

(b)
(subject to article 75(a)) the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken subsequently to any meeting at which the Shareholder is present or in respect of which the Shareholder has specifically appointed another proxy or representative; and

(c)
the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

76.
(a)    A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve.

(b)
Any instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative), together with such evidence as to its due execution as the Board may from time to time require, shall be delivered to the Registered Office (or to such other place or places as may be specified in the notice convening the meeting or in any notice of an adjourned meeting or, in either case, in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting or adjourned meeting) by such time or times as may be specified in the notice of meeting or adjourned meeting or in any such other information (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Companies Acts, if not so delivered (but subject to article 80) the appointment shall not be treated as valid.

(c)
Subject to article 80 and subject as mentioned in this article, an instrument or other form of communication appointing or evidencing the appointment of a standing proxy or corporate representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Board may from time to time specify for the purpose).

(d)
If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these articles relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

77.
The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be deemed, unless the contrary is stated, to confer authority to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.

78.
A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) before the commencement of the meeting or adjourned meeting at which the vote is given or by such later time as the Board may decide, either generally or in any particular case.

79.
Notwithstanding the preceding provisions of these articles, the Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these articles if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Board in relation to the meeting or adjourned meeting).

80.
Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these articles relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.

AMALGAMATIONS AND SALES

81.
(a)    Any amalgamation or merger of the Company and another company shall require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) an Ordinary Resolution, in addition to any other resolution or sanction required by applicable law.

(b)
Any sale, lease or exchange by the Company of all or substantially all of its property or assets, including its goodwill and its corporate franchises, will require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) an Ordinary Resolution, in addition to any other resolution or sanction required by applicable law.

APPOINTMENT AND REMOVAL OF DIRECTORS

82.	[RESERVED]

83.
(a)    Each Director shall (unless his office is vacated in accordance with these articles) serve for a one-year term concluding at the annual general meeting after such Director was last appointed or re-appointed.

(b)	Any Director retiring at an annual general meeting will be eligible for re-appointment at that annual general meeting in accordance with these articles.

84.	(a) No person shall be appointed a Director, unless:

(i)	subject to the Companies Acts, in the case of an annual or extraordinary general meeting, such person is recommended by the Board; or

(ii)
in the case of an annual general meeting, notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment not less than 120 nor more than 150 days before the first anniversary of the date of the Company’s definitive proxy statement released to Shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual general meeting, or if no annual general meeting was held in the preceding year, notice by the Shareholder must be so received not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice described above. Such notice shall set forth:

(A)	as to each person whom the Shareholder proposes to nominate for election or re-election as a Director:

(I)	the name, age, business address and residence address of such person;

(II)	the principal occupation or employment of such person;

(III)	the class, series and number of shares of the Company which are beneficially owned by such person;

(IV)	particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Secretary;

(V)
all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America (as amended) (the “Exchange Act”), together with notice executed by such person of his willingness to serve as a Director if so elected;

(VI)	a written consent of such proposed nominee to serve as director of the Company if elected;

(VII)
a written representation and agreement that such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question;

(VIII)
such other information as the Company may reasonably require, including but not limited to a written representation and agreement to comply with the Company’s corporate governance guidelines, code of business ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other Company codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to Directors; and

(IX)
such information or agreements necessary to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act related regulations thereunder and the applicable stock exchange rules; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any extraordinary general meeting; and

(B)
as to each Shareholder and each beneficial owner, if any, on whose behalf the nomination is made, any of their affiliates or associates and/or any others acting in concert with any of the foregoing, including the proposed nominee (each, a “Proponent Person” and collectively, the “Proponent Persons”):

(I)	the name and address of each such Proponent Person;

(II)
(aa) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such Proponent Person, (bb) any option, warrant, convertible security, stock appreciation right, or other right, in each case with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by each such Proponent Person, and any other direct or indirect opportunity of such Proponent Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (cc) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proponent Person is a party and has a right to vote, directly or indirectly, any shares of any security of the Company, (dd) any short interest in any security of the Company held by any Proponent Person (for purposes of this article 84, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (ee) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by any Proponent Person that are separated or separable from the underlying shares of the Company, (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proponent Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (gg) (A) any agreement, arrangement or understanding with respect to performance-related fees (other than an asset-based fee) that any Proponent Person may directly or indirectly be entitled to based on the election of the proposed nominee or any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Proponent Person’s immediate family sharing the same household or (B) any personal or other direct or indirect material interest of any Proponent Person in the nomination to be submitted;

(III)
any other information relating to each such Proponent Person and the nomination that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors at an annual general meeting in a contested election pursuant to Section 14 of the Exchange Act, including the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;

(IV)
all other information relating to each such Proponent Person and the nomination which may be required to be disclosed under the Companies Acts or applicable listing standards of the primary exchange on which the Company’s Class A Ordinary Shares are listed; and

(V)
a representation that the Shareholder is a holder of record of the shares of the Company at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such nomination and a representation whether or not each such Shareholder will (I) deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares in the capital of the Company reasonably believed by the Shareholder or beneficial owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Shareholder and/or (II) otherwise solicit proxies from shareholders in support of such nomination (such representations, a “Solicitation Statement”).

The information required to be set forth in a Shareholder notice shall be supplemented and updated by such Shareholder or beneficial owner, as the case may be, to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (I) as of the record date for determining the Shareholders entitled to notice of the meeting and (II) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 5 days after the record date for determining the Shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the Shareholders entitled to notice of the meeting), and not later than the 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior the meeting or adjournment or postponement thereof). In addition, the information required to be set forth in a Shareholder notice pursuant to article 84(a)(ii)(B)(II)(gg) shall be supplemented and updated by such Shareholder or beneficial owner, as the case may be, whenever such Shareholder or beneficial owner determines that the information previously provided pursuant to article 84(a)(ii)(B)(II)(gg) is no longer accurate in all respects. Any such update and supplement shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 5 days after such information is determined to no longer be accurate in all respects; or

(iii)	in the case of an annual general meeting, such person is nominated and elected pursuant to article 84(b).

(b)
(i)    Whenever the Board solicits proxies with respect to the election of directors at an annual general meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this article 84(b), the Company shall (1) include in its notice of general meeting and proxy materials for any annual general meeting of shareholders (A) the name of any person nominated for election (the “Shareholder Nominee”) by a Shareholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Company in accordance with this article 84(b) who is entitled to vote at the annual general meeting and who satisfies the notice, ownership and other requirements of this article 84(b) (a “Nominator”) or by a group of no more than 20 such Shareholders (or beneficial owners on whose behalf a Shareholder submits a Notice of Proxy Access Nomination) (a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this article 84(b) applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the conditions and complied with the procedures set forth in this article 84(b) applicable to Group Members, and (B) the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (2) include such Shareholder Nominee’s name on any ballot distributed at such annual general meeting and on the Company’s proxy card (or any other format through which the Company permits proxies to be submitted) distributed in connection with such annual general meeting. Nothing in this article 84(b) shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board.

(ii)
(A)    At each annual general meeting, the Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this article 84(b); provided that, the maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this article 84(b) but either are subsequently withdrawn, disregarded pursuant to this article 84(b), declared invalid or ineligible or that the Board determines to nominate as Board nominees) appearing in the Company’s proxy materials with respect to an annual general meeting shall not exceed the greater of (i) two nominees or (ii) 20% of the number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”). The Maximum Number shall be reduced, but not below zero, by the sum of (x) the number of director candidates that the Board decides to nominate pursuant to an agreement or other arrangement with one or more Shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to article 84(a)(ii) or this article 84(b); (y) the number of individuals that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this article 84(b) at one of the previous three annual general meetings; and (z) the number of individuals that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination by the Board pursuant to an agreement or other arrangement with one or more Shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to article 84(a)(ii) or this article 84(b), in each case, at one of the previous three annual general meetings. If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual general meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this article 84(b) shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 84(b) exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 84(b) exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this article 84(b) from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of Shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this article 84(b) from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

(B)	To nominate any such Shareholder Nominee, the Nominator or Nominator Group shall:

(I)
not less than 120 nor more than 150 days before the first anniversary of the date of the Company’s definitive proxy statement released to Shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual general meeting, or if no annual general meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period or extend any time period as provided in this article 84(b), submit to the Secretary:

(1)
a written notice of the nomination of such Shareholder Nominee expressly electing to have such Shareholder Nominee included in the Company’s proxy materials pursuant to this article 84(b) (such written notice, the “Notice of Proxy Access Nomination”);

(2)
if the Nominator or Nominator Group so elects, a written statement for inclusion in the Company’s proxy statement in support of the election of the Shareholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”);

(3)
in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(4)
a representation by the Shareholder Nominee and the Nominator or Nominator Group (including any Group Member) that such person has provided and will provide facts, statements and other information in all communications with the Company and its Shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are or will be true and correct in all material respects and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(5)
one or more written statements from the Shareholder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within 7 days prior to the date the Notice of Proxy Access Nomination is received by the Secretary, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding 3 years, the Required Shares, and the Nominator’s (or, in the case of a Nominator Group, each Group Member’s) agreement to provide (aa) within 7 days after the record date for the applicable annual general meeting, written statements from the record holder and intermediaries verifying the Nominator or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date, provided that if and to the extent that a Shareholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (bb) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual general meeting;

(6)	a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(7)
a representation by the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made): (aa) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control at the Company, and each such person does not presently have such intent, (bb) that each such person will maintain ownership (as defined in this article 84(b)) of the Required Shares through the date of the applicable annual general meeting (which representation the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such representation shall not count towards the Nomination Statement’s 500-word limit), (cc) that each such person has not nominated, and will not nominate, for election to the Board at the applicable annual general meeting any person other than its

Shareholder Nominee(s) pursuant to this article 84(b), (dd) that each such person has not distributed, and will not distribute, to any Shareholder or beneficial owner any form of proxy for the applicable annual general meeting other than the form distributed by the Company, (ee) that each such person has not engaged and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual general meeting other than its Shareholder Nominee(s) or a nominee of the Board and (ff) consents to the public disclosure of the information provided pursuant to this article 84(b); and

(8)
an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominator and any beneficial owner on whose behalf the nomination is made (or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made)) agrees to (aa) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Shareholder Nominee pursuant to this article 84(b), (bb) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Company and its Shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, (cc) indemnify and hold harmless the Company and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this article 84(b), (dd) file with the SEC any solicitation or other communication with the Company’s Shareholders and beneficial owners relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (ee) furnish to the Company all updated information required by this article 84(b), including, without limitation, the information required by article 84(b)(ii)(D); and

(II)
have owned or, in the case of a Nominator Group, collectively as a Nominator Group owned Shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Company and the record date for determining Shareholders eligible to vote at the annual general meeting and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual general meeting; provided that if and to the extent a Shareholder is acting on behalf of one or more beneficial owners (aa) only the Shares owned by such beneficial owner or owners, and not any other Shares owned by any such Shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (bb) the aggregate number of Shareholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are under common management and investment control shall be treated as one Shareholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this article 84(b); and provided further that any such funds whose Shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Company that demonstrates that the funds are under common management and investment control within 7 days after the Notice of Proxy Access Nomination is delivered to the Company. No Shareholder or beneficial owner may be, or shall have been within the 3 months prior to the Final Proxy Access Deadline, a member of more than one Nominator Group.

For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding Shares as to which a person possesses both (aa) the full voting and investment rights pertaining to such Shares and (bb) the full economic interest in (including the opportunity for profit and risk of loss on) such Shares; provided that the ownership of Shares calculated in accordance with clauses (aa) and (bb) shall not include any Shares (x) that a person or any of its affiliates (as such term is defined in the Exchange Act) has sold in any transaction that has not been settled or closed, (y) that a person or any of its affiliates has borrowed or purchased pursuant to an agreement to resell or (z) that are subject to any Derivative Instrument (as defined below) or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with Shares or with cash based on the notional amount or value of Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s or affiliates’

full right to vote or direct the voting of any such Shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or affiliates’ Shares. “Ownership” shall include Shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such Shares retains the right to instruct how the Shares are voted with respect to the election of directors and possesses the full economic interest in the Shares. A person’s ownership of Shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time for the person. A person’s ownership of Shares shall also be deemed to continue during any period in which such person has loaned such Shares, provided that the person has the power to recall such loaned Shares on 3 U.S. business days’ notice. The determination of the extent of “ownership” of Shares for purposes of this article 84(b) shall be made by the Board, which determination shall be conclusive and binding on the Company, its Shareholders and beneficial owners and all other parties. For the purposes of this article 84(b), the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(C)
In addition to the representations, agreements and other information required to be furnished by the Nominator and Shareholder Nominee pursuant to this article 84(b), the Notice of Proxy Access Nomination shall set forth:

(I)
with respect to the Nominator (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (and any beneficial owner on whose behalf the nomination is made):

(1)	the name and address of each such person;

(2)
(aa) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such person, (bb) any option, warrant, convertible security, stock appreciation right, or other right, in each case with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by each such person, and any other direct or indirect opportunity of such person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (cc) any proxy, contract, arrangement, understanding, or relationship pursuant to which any person is a party and has a right to vote, directly or indirectly, any shares of any security of the Company, (dd) any short interest in any security of the Company held by any person (for purposes of this article 84, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (ee) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by any person that are separated or separable from the underlying shares of the Company, (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (gg) (A) any agreement, arrangement or understanding with respect to performance-related fees (other than an asset-based fee) that any person may directly or indirectly be entitled to based on the election of the proposed nominee or any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such person’s immediate family sharing the same household or (B) any personal or other direct or indirect material interest of any person in the nomination to be submitted;

(3)
any other information relating to each such person and the nomination that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors at an annual general meeting in a contested election pursuant to Section 14 of the Exchange Act, including the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;

(4)
all other information relating to each such person and the nomination which may be required to be disclosed under the Companies Acts or applicable listing standards of the primary exchange on which the Company’s Class A Ordinary Shares are listed; and

(II)    with respect to the Shareholder Nominee:

(1)	all of the representations, agreements and other information required to be furnished by the Nominator pursuant to article 84(b)(ii)(C)(I);

(2)	the age, business address and residence address of such person;

(3)	the principal occupation or employment of such person; and

(4)	particulars which would, if such person were so appointed, be required to be included in the Company’s register of Directors and Secretary.

(D)
For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this article 84(b), the information required by articles 84(b)(ii)(B)(I) and 84(b)(ii)(C) of these articles shall be provided by each Group Member (and any beneficial owner on whose behalf the nomination is made) and each such Group Member (and any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary the representations and agreements required under articles 84(b)(ii)(B)(I) and 84(b)(ii)(C) hereof at the time the Notice of Proxy Access Nomination is submitted to the Company (or, in the case of any person who becomes a Group Member after such date, within 48 hours of becoming a Group Member).

In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company or any information included in the Nomination Statement, or any other communications by the Nominator, Nominator Group or any Group Member (and any beneficial owner on whose behalf the nomination is made) with the Company or its Shareholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 5 days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable. All such information required to be included in the Notice of Proxy Access Nomination shall be true and correct (x) as of the record date for determining the Shareholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the Shareholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than 5 days after the record date for determining the Shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the Shareholders entitled to notice of the meeting), not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof) and not later than 5 days after the record date for determining the Shareholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member (or any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this article 84(b), the Board or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(E)
(I)    Within the time period specified in these articles for providing the applicable nomination, each Shareholder Nominee must deliver to the Secretary a written representation and agreement that such person (1) consents to be named in the proxy statement as a nominee, to serve as a director if elected, and to the public disclosure of the information provided pursuant to this article 84(b), (2) understands his or her duties as a director under the Companies Act and agrees to act in accordance with those duties while serving as a director, (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to any person as to how such nominee, if elected as a director of the Company, will act or vote as a director on any issue or question to be decided by the Board or that otherwise relates to the Company or the Shareholder Nominee’s service on the Board , (4) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Company that has not been disclosed to the Company, including any agreement to indemnify such Shareholder Nominee for obligations arising as a result of his or her service as a director of the Company, and has not and will not receive any such compensation or other payment from any person other than the Company that has not been disclosed to the Company, in each case in connection with such nominee’s nomination, service or action as a director of the Company, (5) if elected as a director of the Company, will comply with all applicable laws and stock exchange listing standards and the Company’s policies, guidelines and principles applicable to directors, including, without limitation, the Company’s corporate governance guidelines, code of business ethics, conflict of interest, confidentiality, share ownership and trading policies and guidelines, and any other Company codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to

Directors and (6) will provide facts, statements and other information in all communications with the Company and its Shareholders and beneficial owners that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(II)
At the request of the Company, each Shareholder Nominee for election as a director of the Company must promptly submit (but in no event later than 7 days after receipt of the request) to the Secretary all completed and signed questionnaires required of directors and officers. The Company may request such additional information as necessary to permit the Board to determine if each nominee is independent under the listing standards of each principal U.S. exchange upon which the Shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.

(III)
In the event that the Shareholder Nominee shall have breached any of their agreements with the Company or any information or communications provided by a Shareholder Nominee to the Company or its Shareholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 5 days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct, if applicable.

(iii)
In the event any Nominator or Nominator Group (or any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual general meeting and either (A) such Nominator or any Group Member of such Nominator Group (or any beneficial owner on whose behalf the nomination is made) had nominated (or been a group member (or a beneficial owner on whose behalf the nomination is made) of a nominator group that had nominated) a nominee for election to the Board pursuant to article 84(a)(ii) or this article 84(b), in each case, at any of the previous two annual general meetings and such nominee shall not have received at least 10% of the total votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board, or (B) such Shareholder Nominee shall have been nominated for election pursuant to article 84(a)(ii) or this article 84(b), in each case, at any of the previous two annual general meetings and such Shareholder Nominee shall not have received at least 25% of the total votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board, then such nomination shall be disregarded.

(iv)
The Company shall not be required to include, pursuant to this article 84(b), a Shareholder Nominee in its proxy materials for any meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company: (A) for any meeting for which the Secretary receives notice that the Nominator, the Nominator Group or any Group Member, as the case may be, or any other Shareholder, intends to nominate one or more persons for election to the Board pursuant to article 84(a)(ii); (B) if any director then in office was previously nominated by a Shareholder pursuant to article 84(a)(ii) at one of the previous three annual general meetings; (C) who is not independent under the listing standards of each principal U.S. exchange upon which the Shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Company’s directors, in each case as determined by the Board; (D) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded or is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (E) whose election as a member of the Board would cause the Company to be in violation of these articles, the Company’s Memorandum of Association, the rules and listing standards of the principal U.S. securities exchanges upon which the Shares are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to directors, in each case as determined by the Board; (F) who is or has been, within the past 3 years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (G) whose then-current or within the preceding 10 years’ business or personal interests place such Shareholder Nominee in a conflict of interest with the Company or any of its subsidiaries that would cause such Shareholder Nominee to violate any fiduciary duties of directors established pursuant to the Companies Act, including but not limited to, the duty to act in good faith in the best interests of the Company and the duty to exercise care, skill and diligence, as determined by the Board; (H) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (I) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (J) if such Shareholder or beneficial owner shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board or any committee thereof; (K) to the extent permitted under applicable law, the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with article 84(b)(ii)(B)(I)(3), or the Shareholder Nominee does not appear at the applicable annual general meeting to present the Shareholder Nominee for election; or (L) the Nominator (or any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made), or applicable Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these articles, including, without limitation, this article 84(b). For the purpose of this paragraph, clauses (C)

through (L) will result in the exclusion from the proxy materials pursuant to this article 84(b) of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Shareholder Nominee and the inability of the Nominator or Nominator Group that nominated such Shareholder Nominee to substitute another Shareholder Nominee therefor; however, clauses (A) and (B) will result in the exclusion from the proxy materials pursuant to this article 84(b) of all Shareholder Nominees for the applicable annual general meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.

(v)
Notwithstanding anything to the contrary contained in this article 84(b), the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c)	A Director need not be a Shareholder.

(d)
All Directors, upon election or appointment (but not on re-appointment), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment.

85.
The number of Directors from time to time shall be not less than 8 nor more than 15, with the exact number of Directors determined from time to time solely by the Board by a resolution passed in accordance with these articles.

86.	[RESERVED]

87.	The Directors shall be individuals appointed as follows:

(a)
The Company at the annual general meeting in each year or by the Company at any extraordinary general meeting called for the purpose may appoint any eligible person as a Director. Each Director shall be elected by an Ordinary Resolution at such meeting, provided that if, as of, or at any time prior to, 120 days before the first anniversary of the date of the Company’s definitive proxy statement released to Shareholders in connection with the prior year’s annual general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

For the purposes of this article 87(a), “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.

(b)
The Board may, subject to article 85, by a resolution passed with the approval of a majority of the Directors then in office, appoint any persons as additional Directors (but so as not to exceed the maximum number of Directors permitted by these articles) and a Director so appointed shall (unless he is removed from office or his office is vacated in accordance with these articles) hold office until he is required to retire under the following provisions of this article 87.

(c)
So long as there remains in office a sufficient number of Directors to constitute a quorum of the Board in accordance with article 107, the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any person as a Director to fill any vacancy occurring in the Board and a Director so appointed shall (unless he is removed from office or his office is vacated in accordance with these articles) hold office until he is required to retire under the following provisions of this article 87.

(d)
A Director appointed by the Board under articles 87(b) or 87(c) will hold office only until the next following annual general meeting. If not re-appointed at that annual general meeting, the Director will vacate office at the end of that meeting.

(e)	Directors are not entitled to appoint alternate directors.
RESIGNATION AND DISQUALIFICATION OF DIRECTORS

88.	The office of a Director shall be vacated:

(a)
if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice;

(b)	on his being prohibited by law from being a Director;

(c)	on his ceasing to be a Director by virtue of any provision of the Companies Acts; or

(d)	he is requested to resign in writing by not less than three quarters of the other Directors.

89.
The Company may, by Ordinary Resolution, of which notice has been given in accordance with the Companies Acts and these articles, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

90.
Each Director (other than a Director who is also an employee of a Group Company) shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Directors who are also employees of a Group Company will not be paid any such fees by the Company in addition to their remuneration as an employee. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including (but without limitation) his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

91.
The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any non-employee Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

DIRECTORS’ INTERESTS

92.
(a)    A Director may hold any other office or place of profit with the Company (except that     of statutory auditor) in addition to his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other article.

(b)
A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

(c)
As recognised by section 228(1)(e) of the Companies Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been expressly approved by a resolution of the Board.

93.
A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as statutory auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

94.
(a)    Subject to the Companies Acts, a Director notwithstanding his office (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or person.

(b)
A Director who is in any way, whether directly or indirectly, to his knowledge interested in a contract or proposed contract with the Company or any other Group Company shall declare the nature of his interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested in accordance with section 231 of the Companies Act.

(c)
Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Board or the Secretary by a Director declaring that he has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

(d)
A copy of every declaration made and notice given under this article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, statutory auditor or Shareholder of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(e)
So long as, where it is necessary, he declares the nature of his interest in accordance with article 94(b), a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these articles allow him to be appointed or from any transaction or arrangement in which these articles allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

POWERS OF THE BOARD

95.
Subject to the provisions of the Companies Acts and these articles, the Board shall manage the business and affairs of the Company and may exercise all the powers of the Company as are not required by the Companies Acts or by these articles to be exercised by the Company in general meeting. No alteration of these articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretion for the time being vested in or exercisable by the Board. So long as the Director acts honestly and in good faith with a view to the best interests of the Company in taking any action, including action that may involve or relate to a change or potential change in the control of the Company, a Director may consider, among other things, both the long-term interests of the Company and its Shareholders and the effects that the Company’s actions may have in the short term or long term upon any one or more of the following matters:

(a)	the prospects for potential growth, development, productivity and profitability of the Company;

(b)	the employees of the Company and its subsidiaries;

(c)	the retired former partners and “partner” level employees of the Accenture group of businesses (as constituted prior to the adoption of these articles);

(d)	the customers and creditors of the Company and its subsidiaries;

(e)	the ability of the Company and its subsidiaries to contribute to the communities in which they do business; and

(f)	such other additional factors as a Director may consider appropriate in such circumstances.
Nothing in this article 95 shall create any duty owed by any Director to any person to consider, or afford any particular weight to, any of the foregoing matters or to limit his consideration to the foregoing matters. No such employee, retired former partner of Accenture, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any Director under this article 95.

96.
The Board may exercise all the powers of the Company to borrow or raise money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Acts, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

97.
The Company may have an official seal for use abroad. The Company may exercise the powers conferred by the Companies Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

98.
All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

99.
The Board may (subject to article 90) exercise all the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any company which is or has been a subsidiary of the Company or otherwise associated with any of them or a predecessor in business of the Company or of any such other company, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

100.
The Board may from time to time appoint one or more of its body to hold any executive office with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may (subject to article 92) determine.

DELEGATION OF THE BOARD’S POWERS

101.
The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

102.
The Board may entrust to and confer upon any executive any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

103.
(a)    The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretion so delegated, conform to any regulations which may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally (including, but without limitation, those conferred by article 96) and shall not be limited by the fact that in certain provisions of these articles, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

(b)
The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members.

PROCEEDINGS OF THE BOARD

104.
The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Except where a greater majority is required by these articles, questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

105.
A meeting of the Board may at any time be summoned by the chairman or, if there is no chairman, by the chief executive officer, if he is a Director. The Secretary shall also summon a meeting of the Board on the requisition of any two or more of the Directors for the time being in office.

106.
Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, facsimile or other electronic means at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question.

107.
(a)    The quorum necessary for the transaction of business at any meeting of the Board shall be two Directors or a majority of the Directors then in office, whichever is the higher number, but in determining the majority of the Directors then in office for the purpose of ascertaining a quorum for the transaction of any particular business at a meeting there shall be disregarded any Director who is not permitted to vote on that business.

(b)
A Director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(c)
Subject to article 107(b), a Director who has in accordance with article 94(b) disclosed his interest in a contract or arrangement with the Company, or in which the Company is otherwise interested, may vote (and be counted in the quorum at any meeting) in respect of any resolution concerning such contract or arrangement.

(d)
If any question arises at any meeting as to the entitlement of any Director (including the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the decision of a vote of the other Directors present at the meeting (for which purpose the interested Director shall be counted in the quorum but shall not vote on the matter) and their ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned, so far as known to him, has not been fairly disclosed.

(e)	The Company may by Ordinary Resolution suspend or relax the provisions of this article 107 to any extent or ratify any transaction not duly authorised by reason of a contravention of it.

108.
So long as at least eight Directors remain in office, the continuing Directors may act notwithstanding any vacancy in the Board, but, if less than eight Directors remain in office, the continuing Director or Directors may act only for the purposes of (a) calling a general meeting for such purposes as he or they think fit; (b) nominating a person or persons to the members for appointment to the Board; or (c) in accordance with article 87(c), appointing any person as a Director to fill any vacancy in the Board.

109.
The chairman of the Board or, in his absence, any Director holding the office of chief executive officer shall preside as chairman at every meeting of the Board. If there is no such chairman or chief executive officer, or if at any meeting the chairman or the chief executive officer is not present within 5 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

110.
A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form each signed or approved by one or more of the Directors.

111.
A meeting of the Board may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting are physically present together or, if there is no such group, where the chairman of the meeting then is.

112.
All acts done in good faith by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

113.
(a)    The Company shall have a chairman and/or a chief executive officer, as the Board may from time to time determine, who shall be Directors and shall be elected by the Board. A person appointed to any such office shall vacate that office if he vacates his office as a Director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed).

(b)
The Company may have such other officers in addition to the Directors and the Secretary, as the Board may from time to time determine. A person appointed to any such other office need not be a Director and the same person may hold more than one office.

(c)
Any person elected or appointed pursuant to this article 113 shall hold office for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of a majority of the Directors then in office. Any such revocation or variation shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office becomes vacant for any reason, the vacancy may be filled by the Board.

(d)
Except as provided in the Companies Acts or these articles, the powers and duties of any officer elected or appointed pursuant to this article 113 shall be such as are determined from time to time by the Board.

MINUTES

114.
(a)    The Board shall cause minutes to be made and books kept for the purpose of recording all the proceedings at meetings of the Board and of any committee of the Board and at general meetings of the Company and of any class of Shareholders of the Company.

(b)
The minutes of general meetings of the Company and of any class of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

SECRETARY

115.	The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board.

116.
The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and the Board of the Company, and committees, and the authentication of records of the Company.

117.
A provision of the Companies Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

118.
(a)    The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the details of its registration across its centre. The Company may also have for use in any territory outside Ireland one or more additional Seals, each of which shall be a duplicate of the Seal except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities”.

(b)
The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts and except as provided in article 21, any instrument to which a Seal is affixed may be signed by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.
DIVIDENDS AND OTHER PAYMENTS

119.	(a) The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Board.

(b)	The Board may from time to time declare and pay such interim dividends to the Shareholders as appear to the Board to be justified by the profits of the Company.

120.	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

(a)
all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article 120 as paid up on the share; and

(b)	dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

121.
The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company on account of calls or otherwise in respect of shares of the Company.

122.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

123.
(a)    Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, warrant or other means approved by the Board and, in the case of a cheque or warrant, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register) or addressed to such person at such address as the holder or joint holders may in writing direct.

(b)
Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

(c)
In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

(d)	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

124.
(a)    If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

(b)
Any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

125.
The Board may direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly paid up shares or debentures of any other company; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

126.
The Board may, before declaring any dividend or other distribution, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board lawfully determines. The Board may also without placing the same to reserves carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF RESERVES

127.
(a)    The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve, undenominated capital or profits available for distribution and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully-paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this article, reserves that are not available for distribution and undenominated capital may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully-paid and provided further that undenominated capital may only be applied in crediting as fully-paid shares of the same class as that from which the relevant undenominated capital was derived.

(b)	Where any difficulty arises in regard to any distribution under this article 127, the Board may settle the same as it thinks expedient and, in particular, may make such provisions as it thinks fit in the case of securities becoming distributable in fractions (including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in lieu of any fractional entitlements, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the Shareholders.

128.
(a)    Whenever the Board decides to make a capitalisation issue of shares under article 127 it may, subject to the rights attached to any particular class of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this article 128.

(b)
The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

(d)
Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines, To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(e)
The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

(f)
The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and; if it does the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

129.
(a)    The Board may, subject to the rights attached to any particular class of shares, offer any Shareholder the right to elect to receive further shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this article 129.

(b)
The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the nominal value of a share.

(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(d)
The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 129(b)) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

(e)
The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

(f)
The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article 129, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned.

(g)
The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 129 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

RECORD DATES

130.
(a)    Notwithstanding any other provision of these articles, the Company by Ordinary Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings of the Company or of any class of Shareholders or other documents. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice or other document is dispatched.

(b)
In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provisions in these articles to the contrary, in any such case:

(i)
each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date; and

(ii)
accordingly, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

ACCOUNTING RECORDS

131.	The Directors shall cause the Company to keep adequate accounting records, which are sufficient to:

(a)	correctly record and explain the transactions of the Company;

(b)	enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(c)
enable the Directors to ensure that any financial statements of the Company and any directors’ report, required to be prepared under the Companies Acts, comply with the requirements of the Companies Acts and, where applicable, Article 4 of the IAS Regulation; and

(d)	enable those financial statements of the Company to be audited.
Accounting records shall be kept on a continuous and consistent basis, in that entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Companies Acts.

132.
The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit; provided that, if the records of account are kept at some place outside Ireland, there shall be kept at an office of the Company in Ireland such records as are required by the Companies Acts to be so kept.

The records of account shall at all times be open to inspection by the Directors. No Shareholder shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Ordinary Resolution.

133.
The Board shall procure that financial statements of the Company are prepared and audited in respect of each year or other period from time to time fixed by the Board and that those financial statements, profit and loss accounts, balance sheets, group accounts and reports as are required by the Companies Acts are made available to Shareholders and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

134.
A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and statutory auditor’s report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.
STATUTORY AUDITORS

135.
Statutory auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

UNTRACED SHAREHOLDERS

136.
The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

(a)	during a period of 6 years no dividend in respect of those shares has been claimed and at least 3 cash dividends have become payable on the shares in question;

(b)
on or after expiry of that period of 6 years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these articles and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

(c)
during that period of 6 years and the period of 3 months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)
if so required by the roles of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

The Company’s power of sale shall extend to any share which, on or before the date or first date on which any such advertisement appears, is issued in right of a share to which article 136(a) applies.
To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.
SERVICE OF NOTICES AND OTHER DOCUMENTS

137.
Any notice or other document (except for share certificates, which may only be delivered under paragraphs (a) to (c) of this article) may be sent to, served on or delivered to any Shareholder by the Company by any of the following means:

(a)	personally;

(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to the Shareholder at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)
subject to each Shareholders’ individual consent to electronic communications being sent to them by the Company, by, where applicable, sending it by email or other electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)
by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs (a) to (d) of this article.

138.	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company:

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, 48 hours after it was put in the post;

(c)	if sent by courier, 24 hours after sending;

(d)	if sent by email or other electronic means, 12 hours after sending; or

(e)
if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, or, as the case may be, published on a website in accordance with and the provisions of these articles, or sent by courier, email or by other electronic means, as the case may be, in accordance with these articles. Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these articles, by virtue of its holding or its acquisition and holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

139.
Any requirement in these articles for the consent of a Shareholder in regard to the receipt of such Shareholder of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and statutory auditor’s reports thereon shall be deemed to have been satisfied where the Company has written to the Shareholder informing him of its intention to use electronic communication for such purposes and the Shareholder has not within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his consent to the receipt of such Shareholder of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in documented form; provided however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

140.
If at any time, by reason of the suspension or curtailment of postal services within Ireland or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

141.
In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

142.
In the case of a person entitled by transmission to a share, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. In any other case, any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these articles shall, notwithstanding that the Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder.

DESTRUCTION OF DOCUMENTS

143.	(a) The Board may authorise or arrange the destruction of documents held by the Company as follows:

(i)
at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the Register;

(ii)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(iii)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address;

(iv)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques; and

(v)	at any time after the expiration of one year from the general meeting at which it last could be used, any form of proxy.

(b)	It shall conclusively be presumed in favour of the Company that:

(i)	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(ii)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(iii)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(iv)	every other document mentioned in article 143(a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(v)	every paid dividend warrant and cheque so destroyed was duly paid.

(c)
The provisions of article 143(b) shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(d)
Nothing in this article 143 shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in article 143(a) above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this article 143.

(e)	References in this article 143 to the destruction of any document include references to its disposal in any manner.
WINDING UP

144.	If the Company is wound up, the liquidator may, subject to any sanction required under applicable law:

(a)
divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; and

(b)
vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

145.
If the Company shall be wound up and the assets available for distribution among the Shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively.

146.
In case of a sale by the liquidator under Section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Shareholders for the allotment to the Shareholders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Shareholders conferred by the said section.

147.
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNIFICATION

148.
(a)    Subject always to article 148(c), 148(d) and 148(e), every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office (including but not limited to liabilities attaching him and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company or any subsidiary or affiliate of the Company).

(b)
The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees of the Company, or any other company which is its holding company or of any other company which is a subsidiary or affiliate of the Company or such holding company or in which the Company or such holding company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other affiliate or company.

(c)
The provisions for indemnity contained in these articles shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render it void pursuant to the Companies Acts.

(d)
To the extent that any person is entitled to claim an indemnity pursuant to these articles in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

(e)	The rights to indemnification and reimbursement of expenses provided by these articles are in addition to any other rights to which a person may be entitled.

(f)
In this article 148, (i) the term “Indemnified Person” means a Director, Secretary or other person appointed pursuant to article 113, a member of a committee constituted under article 103, and any person acting as an office holder or committee member in the reasonable belief that he that he has been so appointed or elected notwithstanding any defect in such appointment or election, and (ii) where the context so admits, references to an Indemnified Person include the estate and personal representatives of a deceased Indemnified Person or any such other person, but does not include the office of statutory auditor of the Company.

ALTERATION OF ARTICLES

149.	Subject to clause 6 of the memorandum of association, the Company may by Special Resolution amend or alter these articles of association.

WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

For and on behalf of Accenture Limited Canon’s Court, 22 Victoria Street Hamilton 113/112, Bermuda Corporate Body	Thirty nine thousand nine hundred and ninety four ordinary shares
Scott Kenneth Ahlstrom 161 N. Clark Street Chicago, IL 60601, USA Senior Executive	One Ordinary Share
Sammy Awad 1255 Treat Blvd., Suite 400 Walnut Creek, CA 94597, USA Senior Executive	One Ordinary Share
Richard David Buchband 161 N. Clark Street Chicago, IL 60601, USA Senior Executive	One Ordinary Share
Richard Paul Clark 800 Boylston Street, Suite 3200 Boston, MA 02199, USA Senior Executive	One Ordinary Share
Norman James Shachoy 800 Boylston Street, Suite 2300 Boston, MA 02199, USA Senior Executive	One Ordinary Share
Robert Jan Vlug 46A, Avenue J-P Kennedy 1855 Luxembourg. Senior Executive	One Ordinary Share

Dated the 4th day of June 2009

Witness to the above signatures

/s/ Jenny L. Lauth